Exhibit 10.1

LEASE AGREEMENT
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Powerlink  Interconnect  Limited
Tower  1  Admiralty  Center,  Suite  2903,  18  Harcourt  Road,  Hong  Kong
Tel:  2893-9676  Fax:  2723-6991

April 20, 2003

AgroCan Corporation ("AgroCan")
Suite 706 Dominion Center
43-59 Queen's Road East
Hong Kong.

Dear Sir,

RE: PROVISION OF SERVICES AND OFFICE SPACE
------------------------------------------

This is to confirm the terms and conditions of providing the office space and services by Powerlink Interconnect Limited (hereafter referred as "the Company") to AGROCAN:

1.   PERIOD: From May 1, 2003 through May 31, 2005.
     ------





2.   LOCATION AND AREA: The office space will be at Unit C11, 8th Floor,
     -----------------
     Wing Hing Industrial Building, 14 Hing Yip Street, Kwun Tong, Hong Kong, with two workstations and five storage cabinets for documents.

3.   FEES: A fee of HK$ 12,000 per month (Hong Kong Dollars Sixteen Thousand
     ----
     Only), payable by AGROCAN to the Company on or before the 5th day of every month during the Period.

4.   The following will be provided to AGROCAN by the Company:
     a.   Office space as mentioned in Item (2) as above;
     b. 24-hour access to the premises by AGROCAN's staff who are authorized by the Company;
     c.   Utilities, including electricity, air-conditioning and cleaning;
     d. Access to the internet via the Company's network by AGROCAN's staff who are authorized by the Company;
     e. The Company will provide a personal computer (IBM) and furniture for each the workstations mentioned above; and
     f.   Secretarial and corporate services, including but not limited to:
            i. arranging meetings for directors,
           ii. minutes for board meetings,
          iii. corporate documents preparation,
           iv. recording and filing of corporate documents for internal purposes,
            v. monthly accounting preparation and reports,
           vi. maintaining and keeping of accounting records, and
          vii. services requested or directed by officers or directors of AGROCAN.

5.   AGROCAN and its staff agree to the following:
     a. The Company is not responsible for the properties of AGROCAN or its staff stored in the premises;
     b. AGROCAN or its staff will exercise due care of the properties of the Company stored in the premises;


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     c.   AGROCAN or its staff will not store dangerous or hazardous items in the premises;
     d. The Company has the right to charge AGROCAN for any damages on the Company's properties caused by AGROCAN's staff or its representatives;
     e. The Company is a separate entity to AGROCAN and shall not be responsible for any liabilities caused by AGROCAN or its staff;
     f. The Company may charge to AGROCAN if there are extra services not included in this agreement;
     g. Due to security reasons, the Company has the discretion and the sole rights to determining the access to the premises and the Company's network by AGROCAN's staff or its representatives;
     h. AGROCAN's staff will maintain the cleanliness and tidiness of the premises;
     i.   The premises is a non-smoking area; and
     j.   Rules of privacy will be observed by the users in the premises.

5.   TERMINATION OF THE AGREEMENT: An advance notice of 3 months is required
     ----------------------------
     for termination of the agreement.

6.   GOVERNING LAW: Hong Kong Law.
     -------------

7.   VALIDITY: This agreement is valid and binding when it is signed by
     --------
     representatives of each party hereunder.

Yours faithfully,

For and on behalf of
Powerlink Interconnect Limited (the "Company")

//Signed//
----------------------------------------
President


Agreed and Confirmed by:

For and on behalf of
AgroCan Corporation ("AGROCAN")

//signed//
----------------------------------------
Director


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